Exhibit 32.1

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the period ended January 26, 2006 of Williams-Sonoma, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edward A. Mueller, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

By: /s/ EDWARD A. MUELLER

       Edward A. Mueller

       Chief Executive Officer

Dated: April 7, 2006